SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2003

CINERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11377	CINERGY CORP. (A Delaware Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-1385023

1-1232	THE CINCINNATI GAS & ELECTRIC COMPANY (An Ohio Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-0240030

Item 5. Other Events and Regulation FD Disclosure

On July 24, 2003, Cinergy Corp. issued a press release announcing that it received a subpoena from the Commodity Futures Trading Commission (CFTC).  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Report by reference.

Item 7.  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Cinergy Corp. Press Release Announcing Receipt of a CFTC Subpoena

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINERGY CORP.

THE CINCINNATI GAS & ELECTRIC COMPANY

Dated: July 25, 2003	By	/s/ Marc E. Manly
Name: Marc E. Manly
Title: Executive Vice President and Chief Legal Officer